Contact:
Sara Buda
Lionbridge Technologies
(781) 434-6190
sara.buda@lionbridge.com

LIONBRIDGE ANNOUNCES Q2 2008 RESULTS WITH
RECORD REVENUE OF $125.5 MILLION AND GAAP EPS OF $0.02

$0.10 Per Share Sequential Quarter Improvement and $10.8 Million of Cash Flow from Operations
Indicate Strong Momentum for Second Half

WALTHAM, Mass. – August 5, 2008 — Lionbridge Technologies, Inc. (Nasdaq: LIOX) today announced financial results for the second quarter ended June 30, 2008.

Financial highlights for the second quarter include:

•	Record revenue of $125.5 million, an increase of 9.5% compared to the second quarter of 2007 and a sequential increase of 7.2% compared to the first quarter of 2008.

•	GAAP net income of $908,000 or $0.02 per share based on 56.5 million weighted average fully diluted shares outstanding. This compares to GAAP net income of $187,000 or $0.00 per share in the second quarter of 2007. Sequential quarter GAAP net income increased by $5.3 million or $0.10 per share compared to the $4.4 million loss or ($0.08) per share in the first quarter of 2008.

•	Non-GAAP cash earnings of $4.8 million or $0.08 per share, an increase of $5.3 million or $0.09 per share compared to the first quarter of 2008. The Company defines non-GAAP cash earnings as net income excluding merger, restructuring and related costs, stock-based compensation, amortization of acquisition-related intangible assets and unusual, one-time charges. Please see the section of this release entitled “Non-GAAP Financial Measures” and the attached table for details and reconciliations of this measure to the comparable GAAP measure.

•	Cash flow from operations of $10.8 million. Lionbridge repaid $3.0 million of its long term debt during the quarter. During the quarter, the Company also acquired 800,000 shares of its common stock for $2.0 million.

•	An ending cash balance of $28.8 million, an increase of $2.8 million from the prior quarter.

“Organic revenue growth is beginning to return and many of our recent cost management initiatives are taking effect. The sequential quarter improvements in revenue, gross margin and earnings suggest that we are offsetting many of the currency-exposed components of our income statement and repositioning our production programs to our advantage,” said Rory Cowan, CEO, Lionbridge. “These achievements, combined with strong cash flows and a solid pipeline of business, give us confidence in our ability to deliver solid revenue growth and to further accelerate earnings and cash flow in the second half of 2008.”

The Company provided its revenue outlook for the third quarter of 2008 with estimated revenue of $118.0 to $122.0 million. For the full year 2008, the Company reiterated that it expects to achieve the high end of its previously provided guidance of 6-10% year-on-year revenue growth.

The Company will host a conference call today at 9:00 am ET regarding the content of this release as well as the Company’s overall outlook going forward and other matters. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investor’s page of the Lionbridge web site at http://www.lionbridge.com/webcast/aug5/ . A replay will be available at this location for one week.

About Lionbridge
Lionbridge Technologies, Inc. (NASDAQ: LIOX) is a provider of globalization and offshoring services. Lionbridge combines global resources with proven program management methodologies to serve as an outsource partner throughout a client’s product and content lifecycle — from development to globalization, testing and maintenance.  Global organizations rely on Lionbridge services to increase international market share, speed adoption of global products and content, and enhance their return on enterprise applications and IT system investments.  Based in Waltham, Mass., Lionbridge maintains solution centers in 26 countries and provides services under the Lionbridge and VeriTest brands. To learn more, visit http://www.lionbridge.com

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including expected financial performance and expected revenue, earnings and cash flow growth of Lionbridge in the second half of 2008; anticipated customer demand, and the expected impact of currency management initiatives. These statements are not historical facts, but instead represent only the Company’s expectations, estimates and projections regarding future events. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict.  Lionbridge’s actual experiences, actions, financial and operating results may differ materially from those discussed in the forward-looking statements.  Subsequent information or events may lead to material differences between the financial results described in this Press Release and the financial results described in the Company’s Quarterly Report on Form 10-Q for the second fiscal quarter of 2008. Those differences may be adverse. Factors that might cause such a difference include the loss of a major client or customer; the termination of customer contracts or engagements prior to the end of their term; the size, timing and recognition of revenue from clients; the ability of Lionbridge to realize the expected benefits of its systems deployment initiatives and the timing of the realization of such benefits; the impact of foreign currency fluctuations on revenue, margins, costs, operating results and profitability and the Company’s ability to successfully manage this exposure through hedge instruments and other strategies;  the portion of the Company’s service engagements that are subject to the impact of foreign currency fluctuations; degradation in the Company’s market value during the year such that it falls below the Company’s book value and may result in a material impairment to goodwill; Lionbridge’s ability to provide and maintain high quality services at a competitive price and related customer satisfaction with such service delivery; political, economic and business fluctuations as well as risks of additional downturns in conditions generally, and in the information technology and software industries specifically, and risks associated with competition; Lionbridge’s ability to forecast revenue, profitability, technology adoption, customer demand and operating results; Lionbridge’s ability to attract and retain highly skilled resources to meet customer demands; Lionbridge’s ability to perform services in lower cost operational locations and the timing of its transfer of service execution to such locations, and customer acceptance of service execution in such locations; Lionbridge’s ability to resolve taxation questions regarding acquired businesses; changes in tax rates applicable to the Company and changes to the interpretations of applicable tax rates; the Company’s dependence on clients’ product releases, production schedules and procurement strategies to generate revenues; the timing and speed of customer and user acceptance of Lionbridge’s language technology; the impact of competing language technology on the Company’s existing customer relationships and ability to secure new customers; customer delays or postponements of services; the ability of the Company’s Freeway or Logoport offerings to keep pace with technological changes or changing customer needs; Lionbridge’s ability to further develop and deploy Logoport; the ability of Lionbridge to respond to fluctuations in the complexity, timing and mix of services required by customers; costs associated with restructuring of certain operations in Europe and other locations, the timing of any anticipated benefits and the ability to realize such benefits; changes in customer procurement strategies; risks associated with management of growth and Lionbridge being held liable for defects or errors in its service offerings.  For a more detailed description of the risk factors associated with Lionbridge, please refer to the Company’s most recent Annual Report on Form 10-K and subsequent filings with the SEC (copies of which may be accessed through the SEC’s website at http://www.sec.gov).

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenue ........................................	$125,475	$114,591	$242,523	$223,207
Operating expenses:
Cost of revenue (excluding depreciation and amortization shown separately below) ........................................	85,921	74,806	166,796	147,024
Sales and marketing ........................................	8,903	8,571	17,720	16,522
General and administrative ........................................	22,807	21,319	45,982	41,901
Research and development ........................................	1,337	785	2,449	1,502
Depreciation and amortization............................................	1,272	1,324	2,411	2,618
Amortization of acquisition-related intangible assets ........................	2,113	2,113	4,226	4,227
Merger, restructuring and other charges ........................................	221	972	427	1,250

Total operating expenses ........................................	122,574	109,890	240,011	215,044

Income from operations ........................................	2,901	4,701	2,512	8,163
Interest expense:
Interest on outstanding debt ........................................	971	1,388	2,093	2,806
Amortization of deferred financing costs and discount on debt.	45	49	89	95
Interest income ........................................	102	119	249	325
Other expense, net ........................................	478	598	2,889	1,089

Income (loss) before income taxes ........................................	1,509	2,785	(2,310)	4,498
Provision for income taxes ........................................	601	2,598	1,217	4,079

Net income (loss) ........................................	$908	$187	$(3,527)	$419

Net income (loss) per share of common stock:
Basic	$0.02	$0.00	$(0.06)	$0.01
Diluted	$0.02	$0.00	$(0.06)	$0.01
Weighted average number of common shares outstanding:
Basic	55,915	59,540	56,028	59,432
Diluted	56,486	60,929	56,028	60,822

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Amounts in thousands)

	June 30,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents ........................................	$28,804	$32,248
Accounts receivable, net of allowances of $685 and $689 at June 30, 2008 and December 31, 2007, respectively...................	82,310	83,611
Work in process ........................................	26,440	23,335
Other current assets ........................................	13,831	12,329

Total current assets ........................................	151,385	151,523
Property and equipment, net ........................................	16,744	13,449
Goodwill ........................................	130,770	131,213
Other intangible assets, net ........................................	24,215	28,441
Other assets ........................................	7,912	8,437

Total assets ........................................	$331,026	$333,063

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt ...................	$219	$304
Accounts payable ........................................	21,385	20,217
Accrued compensation and benefits ........................................	22,915	21,164
Other accrued expenses and current liabilities ..............................	27,898	29,364
Deferred revenue ........................................	11,235	16,014

Total current liabilities ........................................	83,652	87,063
Long-term debt, less current portion ........................................	68,786	71,751
Deferred income taxes, long-term ........................................	7,741	7,504
Other long-term liabilities ........................................	11,325	10,591

Total stockholders’ equity ........................................	159,522	156,154

Total liabilities and stockholders’ equity ..............................	$331,026	$333,063

Reconciliation of GAAP Net Income to Cash EPS Comparison to Q1 2008
(UNAUDITED)

	Three Months Ended
	June 30, 2008	March 31, 2008
Net income (loss) ........................................	$908	($4,435)
Amortization of acquisition-related intangible assets .........................	2,113	2,113
Merger, restructuring and other charges ........................................	221	206
Stock-based compensation ........................................	1,526	1,603

Cash earnings ........................................	$4,768	($513)
Fully diluted weighted average number of common shares outstanding	56,486	56,147
Adjusted EPS ........................................	$0.08	($0.01)